Exhibit 99.1

VOXX International Corporation Reports its Fiscal 2024

Fourth Quarter and Year-end Financial Results

ORLANDO, FL.— May 14, 2024 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced its financial results for its Fiscal 2024 fourth quarter and year-ended February 29, 2024.

Commenting on the Company’s results and market outlook, Pat Lavelle, Chief Executive Officer stated, “After two strong years of growth and profits on an Adjusted EBITDA basis, we have experienced losses and as such, are taking steps to realign, both to improve margins and lower expenses. Fiscal 2024 was a tough year and we expect market conditions to remain challenged given inflation and global concerns. With that said, we have a number of new products both in and coming to market and new automotive programs starting in the second half of the year, which will help combat market softness. We have implemented new plans to improve margins and lower expenses to ensure VOXX’s profitability. Concurrently, we are focused on improving capital returns, cash flow and our balance sheet.”

Fiscal 2024 and Fiscal 2023 Fourth Quarter Comparisons

Net sales in the Fiscal 2024 fourth quarter ended February 29, 2024, were $108.1 million as compared to $136.5 million in the Fiscal 2023 fourth quarter ended February 28, 2023, a decrease of $28.4 million or 20.8%.

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Automotive Electronics segment net sales in the Fiscal 2024 fourth quarter were $32.6 million as compared to $49.5 million in the comparable year-ago period, a decrease of $16.9 million or 34.1%. For the same comparable periods, OEM product sales were $11.7 million as compared to $21.9 million and aftermarket product sales were $20.9 million as compared to $27.6 million. The decline in OEM product sales was primarily related to lower sales of rear-seat entertainment products, partially offset by higher sales of remote start systems attributed to a new OEM program with Ford that launched in the Fiscal 2024 fourth quarter. The decline in aftermarket product sales was across categories given the current state of the domestic retail and automotive markets compared to the prior year.

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Consumer Electronics segment net sales in the Fiscal 2024 fourth quarter were $75.2 million as compared to $86.7 million in the comparable year-ago period, a decrease of $11.4 million or 13.2%. For the same comparable periods, premium audio product sales were $57.2 million as compared to $61.9 million and other consumer electronics (“CE”) product sales were $18.0 million as compared to $24.8 million. Sales of premium audio products increased domestically but declined internationally, particularly in Europe and Asia. Other CE product sales declined across various categories primarily due to retail softness and global economic challenges, partially offset by higher sales of the Company’s RCA hearing aid products and remote product line.

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Biometrics segment net sales in the Fiscal 2024 fourth quarter were $0.1 million as compared to $0.4 million in the comparable year-ago period.

The gross margin in the Fiscal 2024 fourth quarter was 19.9% as compared to 25.4% in the Fiscal 2023 fourth quarter, a decrease of 550 basis points, with the decline primarily related to higher inventory provisions in the Fiscal 2024 fourth quarter versus the comparable Fiscal 2023 period. When comparing the Fiscal 2024 and Fiscal 2023 fourth quarters, the Company reported:

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Automotive Electronics segment gross margin of 12.4% as compared to 25.4%. The year-over-year decline was primarily related to higher inventory provisions recorded in the Fiscal 2024 fourth quarter, as well as higher warehouse and assembly expenses, and product mix, which offset savings from the relocation of certain OEM manufacturing operations to Mexico and other cost savings initiatives.

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Consumer Electronics segment gross margin of 23.6% as compared to 25.3%. The year-over-year decline was primarily driven by product mix and increased competition in select categories which impacted pricing, predominantly in the receiver category, as well as higher warehouse expenses.

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Biometrics segment gross margin of 2.3% as compared to 39.9% in the comparable year-ago period.

Total operating expenses in the Fiscal 2024 fourth quarter were $47.9 million as compared to $47.6 million in the comparable Fiscal 2023 period, an increase of $0.3 million or 0.6%. The year-over-year increase was driven primarily by higher non-cash impairment charges related to intangible assets in Fiscal 2024 and goodwill in Fiscal 2023, which more than offset the positive impact from cost-savings initiatives. When comparing the Fiscal 2024 and Fiscal 2023 fourth quarters, the Company reported:

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Selling expenses of $10.9 million as compared to $11.4 million. The year-over-year improvement of $0.5 million was primarily driven by lower website, trade show and advertising expenses, as well as lower commissions and payroll benefits, partially offset by higher salaries.

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General and administrative (“G&A”) expenses of $16.6 million as compared to $19.7 million. The year-over-year improvement of $3.1 million was driven by lower office salaries, office expenses, insurance costs, and professional fees, among other factors.

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Engineering and technical support expenses of $6.1 million as compared to $7.6 million. The year-over-year improvement of $1.5 million was primarily due to a decline in research and development expenses, lower labor expenses and a reduction in travel and entertainment expenses.

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Acquisition credit of $0.2 million associated with the acquisition of certain assets of Onkyo Home Entertainment Corporation were incurred in the Fiscal 2023 fourth quarter and there were no related costs incurred in the comparable Fiscal 2024 period.

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Goodwill impairment charge of $7.4 million associated with one of the Company’s reporting units in the Company’s Automotive Electronics segment was incurred in the Fiscal 2023 fourth quarter and there were no related charges incurred in the comparable Fiscal 2024 period.

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Intangible asset impairment charges of $14.2 million as compared to $1.3 million. In connection with its annual impairment test, in Fiscal 2024 the Company determined that four of its trademarks in the Consumer Electronics segment were impaired as a result of increased competition and reductions in projected profit margins and volumes from customers. Fiscal 2023 intangible asset impairment charges related to the Company’s OEM business within the Automotive Electronics segment.

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The Company incurred approximately $0.3 million of restructuring charges in Fiscal 2023 related to the relocation of certain OEM production operations from Florida to Mexico and there were no charges recorded in the comparable Fiscal 2024 period.

The Company reported an operating loss of $26.4 million in the Fiscal 2024 fourth quarter as compared to an operating loss of $12.9 million in the Fiscal 2023 fourth quarter.

Total other income, net, in the Fiscal 2024 fourth quarter increased by $2.4 million over the comparable Fiscal 2023 fourth quarter. In the Fiscal 2024 fourth quarter, the Company recorded income related to the final Seaguard settlement of $4.1 million representing an adjustment of the final arbitration award as compared to an expense of $1.0 million in the comparable year-ago period. Interest and bank charges increased by $0.4 million and equity in income of equity investee declined by $0.6 million. Additionally, other, net was negatively impacted by $1.7 million, primarily as a result of losses in foreign currency.

Net loss attributable to VOXX International Corporation in the Fiscal 2024 fourth quarter was $21.0 million as compared to a net loss attributable to VOXX International Corporation of $18.1 million in the comparable Fiscal 2023 period. The Company reported a basic and diluted loss per common share attributable to VOXX International Corporation of $0.90 in the Fiscal 2024 fourth quarter as compared to a basic and diluted loss per common share attributable to VOXX International Corporation of $0.75, in the comparable Fiscal 2023 period.

The Company reported an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) loss in the Fiscal 2024 fourth quarter of $18.1 million as compared to an EBITDA loss in the comparable Fiscal 2023 fourth quarter of $8.0 million. Adjusted EBITDA in the Fiscal 2024 fourth quarter was a loss of $6.4 million as compared to Adjusted EBITDA of $4.1 million in the comparable Fiscal 2023 period.

Fiscal 2024 and Fiscal 2023 Comparisons

Net sales in the Fiscal 2024 twelve-month period ended February 29, 2024, were $468.9 million as compared to $534.0 million in the Fiscal 2023 period ended February 28, 2023, a decrease of $65.1 million or 12.2%.

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Automotive Electronics segment net sales in Fiscal 2024 were $142.3 million as compared to $174.8 million in Fiscal 2023, a decrease of $32.5 million or 18.6%. For the same comparable periods, OEM product sales were $58.3 million as compared to $73.0 million and aftermarket product sales were $84.1 million as compared to $101.8 million. The decline in OEM sales was primarily related to lower sales of OEM rear-seat entertainment (“RSE”) products, partially offset by an increase in sales of OEM remote start products and safety products. The Company’s OEM RSE business was impacted primarily by volume reductions within existing customer programs as well as the United Auto Workers strike. The decline in aftermarket sales was primarily related to lower sales of remote start and telematic products, partially offset by an increase in sales of satellite radio and collision avoidance products.

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Consumer Electronics segment net sales in Fiscal 2024 were $326.6 million as compared to $357.8 million in Fiscal 2023, a decrease of $31.1 million or 8.7%. For the same comparable periods, Premium Audio product sales were $237.9 million as compared to $274.5 million and other CE product sales were $88.7 million as compared to $83.2 million. The decline in Premium Audio product sales was primarily related to softness in the global economy and challenging retail, supply chain and consumer environments which led to lower sales of premium audio and receiving products when comparing the Fiscal year periods. Other CE product sales increased year-over-year, primarily driven by higher European accessory sales related to the Company’s balcony solar power products that launched during the second half of the prior year. Domestically, general accessory product sales also increased when comparing the Fiscal year periods, aided by the launch of the Company’s RCA hearing aid products.

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Biometrics segment net sales in Fiscal 2024 were $0.5 million as compared to $1.0 million in Fiscal 2023, with the decline primarily driven by sales made to certain customers during the prior year that did not repeat in the current Fiscal year.

The gross margin in Fiscal 2024 was 24.3% as compared to 25.1% in Fiscal 2023, a decline of 80 basis points. For the same comparable periods, the Company reported:

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Automotive Electronics segment gross margin of 21.1% as compared to 24.3%. The 320-basis point decline in gross margin was primarily related to product mix, lower sales of higher margin products such as aftermarket security and aftermarket RSE products, and higher sales of satellite radio products, the latter of which carry lower gross margins. The Company also incurred an inventory write-down of $3.8 million in Fiscal 2024 related to inventory identified as either slow-moving or damaged in conjunction with the OEM manufacturing transition to Mexico, among other factors.

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Consumer Electronics segment gross margin of 25.6% as compared to 25.5%. The year-over-year improvement of 10 basis points was primarily driven by higher sales of new products, such as RCA Hearing Aids and balcony solar products in Europe, as well as higher margins on newer premium audio products introduced and fewer promotions compared to the prior Fiscal year. The net decline in sales of the Company’s Onkyo and Pioneer products domestically negatively affected margins in Fiscal 2024, as did more aggressive market competition, among other factors.

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Biometrics segment gross margin of 20.5% as compared to 34.2% in the comparable year-ago period.

Total operating expenses in the Fiscal 2024 twelve-month period were $158.1 million as compared to $161.6 million in the comparable Fiscal 2023 period, an improvement of $3.5 million or 2.2%. In Fiscal 2024, the Company incurred intangible asset impairment charges of $14.2 million and restructuring charges of $2.1 million. In Fiscal 2023, the Company incurred intangible asset impairment charges of $1.3 million and restructuring expenses of $0.9 million, as well as a goodwill impairment charge of $7.4 million. Excluding these charges and expenses, total operating expenses in Fiscal 2024 were $141.7 million as compared to $152.0 million in Fiscal 2023, an improvement of $10.3million, or 6.8%. For the same comparable periods:

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Selling expenses of $43.1 million as compared to $47.0 million. The year-over-year improvement of $3.9 million or 8.3%, was primarily driven by lower employee salaries and related benefits and payroll taxes, lower advertising and website expenses, and lower commission expenses, among other factors.

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General and administrative expenses of $69.2 million as compared to $73.6 million. The year-over-year improvement of $4.4 million or 6.0%, was primarily due to lower salary and related payroll taxes, depreciation and amortization, professional fees and outside consulting services, as well as Employee Retention Credits which have offset payroll tax expenses, among other factors. This was partially offset by an increase in bad debt expense due to releases in the prior year that did not repeat, as well as higher travel expenses.

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Engineering and technical support expenses of $29.4 million as compared to $31.5 million. The year-over-year improvement of $2.1 million or 6.6%, was primarily due to lower research and development expenses, lower salary and payroll taxes and Employee Retention Credits which have offset payroll tax expenses, among other factors, partially offset by higher travel expense.

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Intangible asset impairment charges of $14.2 million were incurred in Fiscal 2024. In connection with its annual impairment test, the Company determined that four of its trademarks in the Consumer Electronics segment were impaired as a result of increased competition and reductions in projected profit margins and volumes from customers. This compares to intangible asset impairment charges of $1.3 million and a goodwill impairment charge of $7.4 million related to the Company’s Automotive business in Fiscal 2023.
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Restructuring expenses of $2.1 million increased by $1.3 million as the Company initiated actions to lower its headcount and other expenses, as well as actions taken to relocate certain OEM production operations to Mexico.

The Company reported an operating loss in the Fiscal 2024 twelve-month period of $44.0 million as compared to an operating loss of $27.3 million in the comparable Fiscal 2023 period.

Total other expense, net, in Fiscal 2024 was $3.3 million as compared to total other expense, net, of $3.7 million in Fiscal 2023. In Fiscal 2024, the Company recorded a net credit to other (expense) income of $0.8 million, representing charges for interest due on the final arbitration award when paid, offset by the reversal of previous charges accrued as a result of the Seaguard settlement, which was paid during the Fiscal 2024 fourth quarter. Additionally, for the comparable Fiscal year periods, interest and bank charges increased by $2.3 million, equity in income of equity investee declined by $2.1 million and other, net was essentially flat for both periods.

Net loss attributable to VOXX International Corporation in Fiscal 2024 was $40.9 million as compared to a net loss attributable to VOXX International Corporation of $27.5 million in the comparable Fiscal 2023 period. The Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $1.74 in Fiscal 2024 as compared to a basic and diluted loss per common share attributable to VOXX International Corporation of $1.13 in Fiscal 2023.

The Company reported an EBITDA loss in Fiscal 2024 of $24.7 million as compared to an EBITDA loss in Fiscal 2023 of $11.2 million. The Company reported an Adjusted EBITDA loss in Fiscal 2024 of $3.4 million as compared to Adjusted EBITDA of $9.7 million in Fiscal 2023.

Balance Sheet Update

As of February 29, 2024, the Company had cash and cash equivalents of $11.0 million as compared to $6.1 million as of February 28, 2023. Total debt as of February 29, 2024 was $73.3 million as compared to $39.2 million as of February 28, 2023. The increase in total debt is primarily related to a $34.8 million increase in outstanding debt on the Company’s Domestic Credit Facility (“Facility”) due to higher borrowings during the current period. The remaining availability under the Facility was $55.3 million as of February 29, 2024. The increase in total debt was partially offset by a $0.5 million decrease associated with the Company’s Florida mortgage and a $0.3 million decline in the shareholder loan payable to Sharp Corporation. Total long-term debt, net of debt issuance costs as of February 29, 2024 was $71.9 million as compared to $37.5 million as of February 28, 2023.

Seaguard Settlement

On December 22, 2023, the Company and Seaguard entered into a Settlement Agreement and Mutual Release, with an effective date of January 10, 2024, in which the Company agreed to pay Seaguard $42.0 million in full and final settlement of all judgments and claims that have been awarded or asserted or could have been asserted by Seaguard against the Company and its subsidiaries. An initial payment of $10 million was made on December 27, 2023 and the final payment of $32.0 million was made on January 10, 2024. Upon receipt of the final payment, Seaguard filed a Satisfaction of Judgment with the court and a Dismissal of the Arbitration with the American Arbitration Association. The Company filed a Dismissal of the Appeal after the filing of the Satisfaction of Judgment. The Company used its availability under its Facility to pay the settlement in full and believes it has sufficient working capital and availability to fund its business and meet all obligations.

BioCenturion LLC Formation

On March 1, 2024, EyeLock LLC, a majority owned subsidiary of VOXX International Corporation, entered into a joint venture agreement with GalvanEyes Partners, LLC to form the entity BioCenturion LLC (“BioCenturion”). The joint venture will operate the collective biometrics business and Beat Kahli, Co-Vice Chairman of VOXX International Corporation’s Board of Directors will serve as Chairman of the Board and Chief Executive Officer of BioCenturion. Each of the members has agreed to contribute selected assets and liabilities to the joint venture, with GalvanEyes controlling the day-to-day operations. Further, GalvanEyes will be responsible for all working capital needs and the funding of the joint venture for the first two years. In conjunction with the formation of the joint venture, the distribution agreement between EyeLock and GalvanEyes was terminated, and a promissory note was signed by GalvanEyes for the repayment of the remaining quarterly installments due at February 29, 2024. The balance, with an interest rate of 8%, will be paid in eight quarterly installments beginning May 31, 2024 through February 28, 2026.

Conference Call Information

The Company will be hosting its conference call and webcast on Wednesday, May 15, 2024 at 10:00 a.m. ET.

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To attend the webcast: https://edge.media-server.com/mmc/p/upj4o2cn

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To access by phone: https://register.vevent.com/register/BIdf763076ee234beeb2692a8842b45885

Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Those wishing to ask questions following management’s remarks should use the dial-in numbers provided.

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A replay of the webcast will be available approximately two hours after the call and archived under “Events and Presentations” in the Investor Relations section of the Company’s website at https://investors.voxxintl.com/events-and-presentations

Non-GAAP Measures
EBITDA and Adjusted EBITDA are not financial measures recognized by GAAP. EBITDA represents net loss, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, foreign currency losses and gains, gains on the sale of certain assets, acquisition costs, certain non-recurring legal and professional fees, settlements and awards, non-recurring severance expense, restructuring expenses, and impairment charges. Depreciation, amortization, stock-based compensation, foreign currency losses (gains), and impairment charges are non-cash items.

We present EBITDA and Adjusted EBITDA in our Form 10-K because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA helps us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events that occurred during the periods presented allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA and Adjusted EBITDA should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends; cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

February 29, 2024 and February 28, 2023

(In thousands, except share and per share data)

	February 29, 2024	February 28, 2023
Assets
Current assets:
Cash and cash equivalents	$10,986	$6,134
Accounts receivable, net	71,066	82,753
Inventory, net	128,471	175,129
Receivables from vendors	1,192	112
Due from GalvanEyes LLC, current	1,238	—
Prepaid expenses and other current assets	20,820	19,817
Income tax receivable	2,095	1,076
Total current assets	235,868	285,021
Investment securities	828	1,053
Equity investments	21,380	22,018
Property, plant and equipment, net	45,070	47,044
Operating lease, right of use assets	2,577	3,632
Goodwill	63,931	65,308
Intangible assets, net	68,766	90,437
Due from GalvanEyes LLC, less current portion	1,340	—
Deferred income tax assets	1,452	1,218
Other assets	2,794	3,720
Total assets	$444,006	$519,451
Liabilities, Redeemable Equity, Redeemable Non-Controlling Interest, and Stockholders' Equity
Current liabilities:
Accounts payable	$35,076	$35,099
Accrued expenses and other current liabilities	38,238	41,856
Income taxes payable	1,123	2,276
Accrued sales incentives	18,236	21,778
Contingent consideration, current	—	4,500
Final arbitration award payable	—	43,388
Contract liabilities, current	3,810	3,990
Current portion of long-term debt	500	500
Total current liabilities	96,983	153,387
Long-term debt, net of debt issuance costs	71,881	37,513
Finance lease liabilities, less current portion	644	63
Operating lease liabilities, less current portion	1,884	2,509
Deferred compensation	828	1,053
Deferred income tax liabilities	2,690	4,855
Other tax liabilities	809	966
Prepaid ownership interest in EyeLock LLC due to GalvanEyes LLC	9,817	7,317
Other long-term liabilities	2,170	2,947
Total liabilities	187,706	210,610
Commitments and contingencies
Redeemable equity: Class A, $.01 par value; 577,581 shares at both February 29, 2024 and February 28, 2023 (Note 1(u))	4,110	4,018
Redeemable non-controlling interest	(3,203)	(893)
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 23,985,603 and 23,960,603 shares issued and 19,698,562 and 20,589,946 shares outstanding at February 29, 2024 and February 28, 2023, respectively	241	240
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	293,271	292,565
Retained earnings	58,272	99,122
Accumulated other comprehensive loss	(17,366)	(18,680)
Less: Treasury stock, at cost, 4,287,041 and 3,370,657 shares of Class A Common Stock at February 29, 2024 and February 28, 2023, respectively	(39,573)	(30,285)
Total VOXX International Corporation stockholders' equity	294,867	342,984
Non-controlling interest	(39,474)	(37,268)
Total stockholders' equity	255,393	305,716
Total liabilities, redeemable equity, redeemable non-controlling interest, and stockholders' equity	$444,006	$519,451

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

Years Ended February 29, 2024, February 28, 2023, and February 28, 2022

(In thousands, except share and per share data)

	Year Ended	Year Ended	Year Ended
	February 29, 2024	February 28, 2023	February 28, 2022
Net sales	$468,911	$534,014	$635,920
Cost of sales	354,892	399,715	466,442
Gross profit	114,019	134,299	169,478

Operating expenses:
Selling	43,090	46,967	50,507
General and administrative	69,228	73,638	75,955
Engineering and technical support	29,392	31,464	31,540
Acquisition costs	—	(36)	3,552
Goodwill impairment charge	—	7,373	-
Intangible asset impairment charges	14,214	1,300	-
Restructuring expenses	2,136	870	-
Total operating expenses	158,060	161,576	161,554
Operating (loss) income	(44,041)	(27,277)	7,924
Other (expense) income:
Interest and bank charges	(6,935)	(4,643)	(2,532)
Equity in income of equity investee	4,916	6,969	7,890
Final arbitration award	763	(3,944)	(39,444)
Other, net	(2,080)	(2,055)	323
Total other expense, net	(3,336)	(3,673)	(33,763)

Loss before income taxes	(47,377)	(30,950)	(25,839)
Income tax (benefit) expense	(1,785)	(39)	1,626
Net loss	$(45,592)	$(30,911)	$(27,465)
Less: net loss attributable to non-controlling interest	(4,742)	(3,460)	(5,132)
Net loss attributable to VOXX International Corporation	$(40,850)	$(27,451)	$(22,333)

Other comprehensive income (loss):
Foreign currency translation adjustments	1,375	(1,876)	(3,317)
Derivatives designated for hedging, net of tax	16	309	633
Pension plan adjustments, net of tax	(77)	390	158
Other comprehensive income (loss), net of tax	1,314	(1,177)	(2,526)
Comprehensive loss attributable to VOXX International Corporation	$(39,536)	$(28,628)	$(24,859)

Net loss per common share attributable to VOXX International Corporation - basic	$(1.74)	$(1.13)	$(0.92)

Net loss per common share attributable to VOXX International Corporation - diluted	$(1.74)	$(1.13)	$(0.92)

Weighted-average common shares outstanding (basic)	23,428,473	24,325,938	24,287,179
Weighted-average common shares outstanding (diluted)	23,428,473	24,325,938	24,287,179

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Three Months Ended February 29, 2024, February 28, 2023 and February 28, 2022

(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Three Months Ended
	February 29, 2024	February 28, 2023	February 28, 2022
Net sales	$108,083	$136,522	$163,880
Cost of sales	86,611	101,856	119,987
Gross profit	21,472	34,666	43,893

Operating expenses:
Selling	10,936	11,404	13,338
General and administrative	16,607	19,735	19,346
Engineering and technical support	6,135	7,620	7,716
Acquisition costs	-	(172)	273
Goodwill impairment charge	-	7,373	-
Intangible asset impairment charges	14,214	1,300	-
Restructuring charges	(32)	338	-
Total operating expenses	47,860	47,598	40,673
Operating (loss) income	(26,388)	(12,932)	3,220
Other (expense) income:
Interest and bank charges	(1,924)	(1,542)	(692)
Equity in income of equity investee	958	1,596	926
Final arbitration award	4,113	(986)	-
Other, net	(583)	1,114	(352)
Total other income (expense), net	2,564	182	(118)

(Loss) income from before income taxes	(23,824)	(12,750)	3,102
Income tax (benefit) expense	(1,731)	5,749	2,000
Net (loss) income	$(22,093)	$(18,499)	$1,102

Less: net loss attributable to non-controlling interest	(1,133)	(370)	(1,659)
Net (loss) income attributable to VOXX International Corporation	$(20,960)	$(18,129)	$2,761

Other comprehensive income (loss):
Foreign currency translation adjustments	38	789	(520)
Derivatives designated for hedging, net of tax	71	45	167
Pension Plan adjustments, net of tax	(70)	337	99
Other comprehensive income (loss), net of tax	39	1,171	(254)
Comprehensive (loss) income attributable to VOXX International Corporation	$(20,921)	$(16,958)	$2,507

Net (loss) income per common share attributable to VOXX International Corporation - basic	$(0.90)	$(0.75)	$0.11
Net (loss) income per common share attributable to VOXX International Corporation - diluted	$(0.90)	$(0.75)	$0.11
Weighted-average common shares outstanding (basic)	23,180,929	24,073,542	24,311,912
Weighted-average common shares outstanding (diluted)	23,180,929	24,073,542	24,044,833

Reconciliation of GAAP Net Loss Attributable to

VOXX International Corporation to EBITDA and Adjusted EBITDA

	Fiscal	Fiscal	Fiscal
	2024	2023	2022
Net loss attributable to VOXX International Corporation	$(40,850)	$(27,451)	$(22,333)
Adjustments:
Interest expense and bank charges (1)	6,118	3,847	1,825
Depreciation and amortization (1)	11,855	12,451	12,053
Income tax (benefit) expense (1)	(1,785)	(21)	1,626
EBITDA	(24,662)	(11,174)	(6,829)
Adjustments:
Stock-based compensation	798	609	907
Foreign currency losses (1)	3,133	3,615	635
Acquisition costs	—	(36)	3,552
Non-routine legal fees	1,584	2,452	1,912
Final arbitration award	(763)	3,944	39,444
Severance expense (2)	863	864	-
Gain on sale of tradename	(700)	(97)	-
Professional fees related to distribution agreement with GalvanEyes LLC	-	-	325
Restructuring expenses	2,136	870	-
Goodwill impairment charge	—	7,373	-
Intangible asset impairment charges	14,214	1,300	-
Adjusted EBITDA	$(3,397)	$9,720	$39,946

(1)
For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, depreciation and amortization, income tax expense (benefit), and foreign currency losses added back to Net loss attributable to VOXX International Corporation have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC and Onkyo, as applicable.
(2)
Includes severance expenses for employee terminations resulting from non-recurring events, such as the departure of Section 16(b) officers and certain other executive officers of the Company.

Reconciliation of GAAP Net Income Attributable to

VOXX International Corporation to EBITDA and Adjusted EBITDA

	Three Months Ended	Three Months Ended	Three Months Ended
	February 29, 2024	February 28, 2023	February 28, 2022
Net (loss) income attributable to VOXX International Corporation	$(20,960)	$(18,129)	$2,761
Adjustments:
Interest expense and bank charges (1)	1,713	1,347	468
Depreciation and amortization (1)	2,852	3,045	3,162
Income tax (benefit) expense	(1,731)	5,767	2,000
EBITDA	(18,126)	(7,970)	8,391
Adjustments:
Stock-based compensation	155	202	213
Foreign currency losses (gains)	813	(252)	367
Acquisition costs	-	(172)	273
Non-routine legal fees	35	1,566	443
Final arbitration award	(4,113)	986	-
Severance expense (2)	863	864	-
Gain on sale of tradename	(250)	(97)	-
Restructuring expenses	(32)	338	-
Goodwill impairment charge	-	7,373	-
Intangible asset impairment charges	14,214	1,300	-
Adjusted EBITDA	$(6,441)	$4,138	$9,687

(1)
For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, depreciation and amortization, income tax expense (benefit), and foreign currency losses (gains) added back to Net (loss) income attributable to VOXX International Corporation have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC and Onkyo, as applicable.

(2)
Includes severance expenses for employee terminations resulting from non-recurring events, such as the departure of Section 16(b) officers and certain other executive officers of the Company.